Exhibit 23.3

Consent of Independent Auditor

We consent to the use in this Registration Statement on Form S-1 of Forterra Inc. of our report dated June 30, 2016 relating to the consolidated financial statements of USP Holdings Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Schaumburg, Illinois

July 8, 2016